Exhibit 99.1

The Home Depot Announces Third Quarter Fiscal 2025 Results;
Updates Fiscal 2025 Guidance
ATLANTA, November 18, 2025 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $41.4 billion for the third quarter of fiscal 2025, an increase of $1.1 billion, or 2.8% from the third quarter of fiscal 2024. Total sales include approximately $900 million from the recent acquisition of GMS Inc. (GMS), which represents approximately eight weeks of sales in the quarter. Comparable sales for the third quarter of fiscal 2025 increased 0.2%, and comparable sales in the U.S. increased 0.1%.
Net earnings for the third quarter of fiscal 2025 were $3.6 billion, or $3.62 per diluted share, compared with net earnings of $3.6 billion, or $3.67 per diluted share, in the same period of fiscal 2024.
Adjusted(1) diluted earnings per share for the third quarter of fiscal 2025 were $3.74, compared with adjusted diluted earnings per share of $3.78 in the same period of fiscal 2024.
“Our results missed our expectations primarily due to the lack of storms in the third quarter, which resulted in greater than expected pressure in certain categories. Additionally, while underlying demand in the business remained relatively stable sequentially, an expected increase in demand in the third quarter did not materialize. We believe that consumer uncertainty and continued pressure in housing are disproportionately impacting home improvement demand,” said Ted Decker, chair, president and CEO. “Our teams are continuing to execute at a high level and we believe we are growing our market share. I would like to thank our associates for their continued hard work and dedication.”
Fiscal 2025 Guidance
The company updated its fiscal 2025 guidance, a 52-week year compared to fiscal 2024, a 53-week year, to reflect its third quarter performance, continued pressure in the fourth quarter from the lack of storm activity, ongoing consumer uncertainty and housing pressure, and the inclusion of GMS.
•Total sales growth of approximately 3.0%
◦GMS expected to contribute approximately $2.0 billion in incremental sales
•Comparable sales growth to be slightly positive for the comparable 52-week period
•Approximately 12 new stores
•Gross margin of approximately 33.2%

(1)    The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). As used in this earnings release, adjusted operating income, adjusted operating margin, and adjusted diluted earnings per share are non-GAAP financial measures. Refer to the end of this release for an explanation of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.

•Operating margin of approximately 12.6%
•Adjusted(1) operating margin of approximately 13.0%
•Tax rate of approximately 24.5%
•Net interest expense of approximately $2.3 billion
•Diluted earnings-per-share to decline approximately 6.0% from $14.91 in fiscal 2024
•Adjusted(1) diluted earnings-per-share to decline approximately 5.0% from $15.24 in fiscal 2024
•Capital expenditures of approximately 2.5% of total sales

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.
At the end of the third quarter, the company operated a total of 2,356 retail stores and over 1,200 SRS locations across all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs over 470,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein constitute "forward-looking statements" under the federal securities laws, including as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events, and use words such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “believe,” “expect,” “target,” "prospects,” “potential,” "commit” and "forecast,” or words of similar import or meaning or refer to future time periods. Forward-looking statements may relate to, among other things, the demand for our products and services, including as a result of macroeconomic conditions and changing customer preferences and expectations; net sales growth; comparable sales; the effects of competition; our brand and reputation; implementation of interconnected retail, store, supply chain, technology, innovation and other strategic initiatives, including with respect to real estate; inventory and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans, and consumer and trade credit; the impact of tariffs, trade policy changes or restrictions, or international trade disputes and efforts and ability to continue to diversify our supply chain; issues related to the payment methods we accept; demand for credit offerings including trade credit; management of relationships with our associates, jobseekers, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; events that could disrupt our business, supply chain, technology infrastructure, or demand for our products and services, such as tariffs, trade policy changes or restrictions or international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, labor disputes, geopolitical conflicts, military conflicts, or acts of war; our ability to maintain a safe and secure store environment; our ability to address expectations regarding sustainability and human capital management matters and meet related goals; continuation or suspension of share repurchases; net earnings performance; earnings per share; future dividends; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation, including compliance with related settlements; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including executive orders and other administrative or legislative actions, such as changes to tax laws and regulations; store openings and closures; guidance for fiscal 2025 and beyond; financial outlook; and the impact of acquired companies, including SRS and GMS, on our organization and the ability to recognize the anticipated benefits of completed or pending acquisitions.
These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. "Risk Factors," and elsewhere in our Annual Report on Form 10-K for our fiscal year ended February 2, 2025 and also as described from time to time in reports subsequently filed with the Securities and Exchange Commission. There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.
Non-GAAP Financial Measures
To provide additional transparency, we supplement our disclosure with certain non-GAAP financial measures. When used in conjunction with our GAAP financial measures, we believe these supplemental non-GAAP financial measures will help management and investors to better understand and analyze our performance. However, this supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. Refer to the end of this release for an explanation and definitions of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
For more information, contact:

Financial Community	News Media
Isabel Janci	Sara Gorman
Vice President of Investor Relations and Treasurer	Senior Director of Corporate Communications
770-384-2666	770-384-2852
isabel_janci@homedepot.com	sara_gorman@homedepot.com

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended			Nine Months Ended
in millions, except per share data	November 2, 2025	October 27, 2024	% Change	November 2, 2025	October 27, 2024	% Change
Net sales	$41,352	$40,217	2.8%	$126,485	$119,810	5.6%
Cost of sales	27,537	26,792	2.8	84,086	79,536	5.7
Gross profit	13,815	13,425	2.9	42,399	40,274	5.3
Operating expenses:
Selling, general and administrative	7,636	7,212	5.9	22,930	21,023	9.1
Depreciation and amortization	826	795	3.9	2,428	2,220	9.4
Total operating expenses	8,462	8,007	5.7	25,358	23,243	9.1
Operating income	5,353	5,418	(1.2)	17,041	17,031	0.1
Interest and other (income) expense:
Interest income and other, net	(32)	(30)	6.7	(81)	(171)	(52.6)
Interest expense	628	625	0.5	1,818	1,683	8.0
Interest and other, net	596	595	0.2	1,737	1,512	14.9
Earnings before provision for income taxes	4,757	4,823	(1.4)	15,304	15,519	(1.4)
Provision for income taxes	1,156	1,175	(1.6)	3,719	3,710	0.2
Net earnings	$3,601	$3,648	(1.3)%	$11,585	$11,809	(1.9)%

Basic weighted average common shares	993	991	0.2%	992	990	0.2%
Basic earnings per share	$3.63	$3.68	(1.4)	$11.68	$11.93	(2.1)

Diluted weighted average common shares	995	993	0.2%	994	992	0.2%
Diluted earnings per share	$3.62	$3.67	(1.4)	$11.65	$11.90	(2.1)

	Three Months Ended			Nine Months Ended
Selected sales data:	November 2, 2025	October 27, 2024	% Change	November 2, 2025	October 27, 2024	% Change
Comparable sales (% change)	0.2%	(1.3)%	N/A	0.3%	(2.5)%	N/A
Comparable customer transactions (% change) (1)	(1.6)%	(0.6)%	N/A	(0.8)%	(1.5)%	N/A
Comparable average ticket (% change) (1)	1.8%	(0.8)%	N/A	1.1%	(1.2)%	N/A
Customer transactions (in millions) (1)	393.5	399.0	(1.4)%	1,235.0	1,236.8	(0.1)%
Average ticket (1)	$90.39	$88.65	2.0	$90.35	$89.38	1.1
—————
(1)Customer transactions and average ticket measures do not include results from HD Supply or SRS (including GMS).

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

in millions	November 2, 2025	October 27, 2024	February 2, 2025
Assets
Current assets:
Cash and cash equivalents	$1,684	$1,531	$1,659
Receivables, net	6,765	5,782	4,903
Merchandise inventories	26,203	23,897	23,451
Other current assets	1,463	1,739	1,670
Total current assets	36,115	32,949	31,683
Net property and equipment	27,683	26,573	26,702
Operating lease right-of-use assets	9,041	8,521	8,592
Goodwill	22,267	19,428	19,475
Intangible assets, net	10,416	9,112	8,983
Other assets	752	681	684
Total assets	$106,274	$97,264	$96,119

Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$3,200	$1,344	$316
Accounts payable	13,237	13,506	11,938
Accrued salaries and related expenses	2,245	2,094	2,315
Current installments of long-term debt	6,471	3,176	4,582
Current operating lease liabilities	1,417	1,262	1,274
Other current liabilities	7,797	7,710	8,236
Total current liabilities	34,367	29,092	28,661
Long-term debt, excluding current installments	46,343	50,058	48,485
Long-term operating lease liabilities	7,986	7,538	7,633
Other long-term liabilities	5,462	4,790	4,700
Total liabilities	94,158	91,478	89,479
Total stockholders’ equity	12,116	5,786	6,640
Total liabilities and stockholders’ equity	$106,274	$97,264	$96,119

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
in millions	November 2, 2025	October 27, 2024
Cash Flows from Operating Activities:
Net earnings	$11,585	$11,809
Reconciliation of net earnings to net cash provided by operating activities:
Depreciation and amortization, excluding amortization of intangible assets	2,606	2,472
Intangible asset amortization	436	280
Stock-based compensation expense	408	328
Changes in working capital	(2,694)	84
Changes in deferred income taxes	479	170
Other operating activities	158	(4)
Net cash provided by operating activities	12,978	15,139

Cash Flows from Investing Activities:
Capital expenditures	(2,621)	(2,384)
Payments for businesses acquired, net	(5,248)	(17,613)
Other investing activities	104	85
Net cash used in investing activities	(7,765)	(19,912)

Cash Flows from Financing Activities:
Proceeds from short-term debt, net	2,884	1,344
Proceeds from long-term debt, net of discounts	2,111	9,983
Repayments of long-term debt	(3,404)	(1,355)
Repurchases of common stock	—	(649)
Proceeds from sales of common stock	185	231
Cash dividends	(6,863)	(6,694)
Other financing activities	(147)	(223)
Net cash (used in) provided by financing activities	(5,234)	2,637
Change in cash and cash equivalents	(21)	(2,136)
Effect of exchange rate changes on cash and cash equivalents	46	(93)
Cash and cash equivalents at beginning of period	1,659	3,760
Cash and cash equivalents at end of period	$1,684	$1,531

NON-GAAP FINANCIAL MEASURES
Adjusted operating income, adjusted operating margin (calculated as adjusted operating income divided by total net sales), and adjusted diluted earnings per share are presented as supplemental financial measures in the evaluation of our business that are not required by or presented in accordance with GAAP. The Company excludes the impact of amortization expense from acquired intangible assets from adjusted operating income and adjusted operating margin, and the impact of amortization expense from acquired intangible assets, including the related tax effects, from adjusted diluted earnings per share. We do not adjust for the revenue that is generated in part from the use of our acquired intangible assets. Amortization expense, unlike the related revenue, is not affected by operations in any particular period unless an intangible asset becomes impaired, or the useful life of an intangible asset is revised.
When used in conjunction with our GAAP results, we believe these non-GAAP measures provide investors with meaningful supplemental measures of our performance period to period, make it easier for investors to compare our underlying business performance to peers, and align to how management analyzes trends and evaluates performance internally. The Company provides non-GAAP financial information on this basis to facilitate comparability when we report earnings results. These non-GAAP measures should not be considered in isolation or as a substitute for their comparable GAAP financial measures. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies and other companies may not define these non-GAAP financial measures in the same way, which may limit their usefulness as comparative measures.
RECONCILIATION OF ADJUSTED OPERATING INCOME AND ADJUSTED OPERATING MARGIN

	Three Months Ended			Nine Months Ended
USD in millions	November 2, 2025	October 27, 2024	% Change	November 2, 2025	October 27, 2024	% Change
Operating income (GAAP)	$5,353	$5,418	(1.2)%	$17,041	$17,031	0.1%
Operating margin (1)	12.9%	13.5%		13.5%	14.2%
Acquired intangible asset amortization (2)	158	138		436	280
Adjusted operating income (Non-GAAP)	$5,511	$5,556	(0.8)%	$17,477	$17,311	1.0%
Adjusted operating margin (Non-GAAP) (3)	13.3%	13.8%		13.8%	14.4%
 —————
(1)    Operating margin is calculated as operating income divided by total net sales.
(2)    Amounts include acquired intangible asset amortization of $106 million and $280 million during the three and nine months ended November 2, 2025, respectively, and $86 million and $125 million during the three and nine months ended October 27, 2024, respectively, related to SRS Distribution, Inc., and its subsidiaries.
(3)    Adjusted operating margin is calculated as adjusted operating income divided by total net sales.
Our adjusted operating margin guidance for fiscal 2025 excludes an expected approximately 40 basis point impact from acquired intangible asset amortization.
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended			Nine Months Ended
per share amounts	November 2, 2025	October 27, 2024	% Change	November 2, 2025	October 27, 2024	% Change
Diluted earnings per share (GAAP)	$3.62	$3.67	(1.4)%	$11.65	$11.90	(2.1)%
Impact of acquired intangible asset amortization	0.16	0.14		0.44	0.28
Income tax impact of non-GAAP adjustment (1)	(0.04)	(0.03)		(0.10)	(0.06)
Adjusted diluted earnings per share (Non-GAAP)	$3.74	$3.78	(1.1)%	$11.99	$12.12	(1.1)%
 —————
(1)    Calculated as the per share impact of acquired intangible asset amortization multiplied by the Company’s effective tax rate for the period.
Our adjusted diluted earnings per share guidance for fiscal 2025 excludes an expected after-tax impact of approximately $0.45 from acquired intangible asset amortization.